Exhibit 10.17

ADVISORY SERVICES AGREEMENT

This Advisory Agreement (this “Agreement”) is entered into as of October 8, 2025, by and among BETA Technologies, Inc., (the “Company”), and John Slattery, an individual (the “Advisor”), to be effective on the date upon which this Advisory Services Agreement is fully executed and approved by the Company’s Board of Directors (the “Effective Date”).

WHEREAS, the Advisor has been appointed as a member of the board of directors of the Company (the “Board”) as of September 26, 2025;

WHEREAS, in addition to the services that the Advisor will provide in connection with service as member of the Board, the Company desires to engage the Advisor to provide additional advisory services described herein; and

WHEREAS, the Advisor desires to provide such advisory services and in consideration thereof receive the consideration set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto hereby agree as follows:

1. Advisory Services. The Advisor will provide advisory services with respect to Company consistent with those described on Annex A, and such other professional advisory services as the Advisor and the Company shall agree from time to time (the “Services”). The Advisor shall provide the Services and otherwise perform its obligations under this Agreement in a professional and workmanlike manner, in compliance with applicable law and not in any manner that would cause the Company or its affiliates or any of their respective officers, directors, employees or equityholders to be in violation of any applicable laws. The Advisor will personally and exclusively perform the Services set forth herein, and the Advisor shall not be permitted to assign or subcontract its duties hereunder to any third party.

2. Consideration; Expense Reimbursement.

(a) Initial Fee and Grant. In exchange for the Services, the Company shall (i) pay the Advisor a one-time cash payment equal to $1,000,000 promptly following the Effective Date and (ii) grant to the Advisor 31,914 restricted stock units (the “RSUs”) under the BETA Technologies, Inc. 2025 Omnibus Incentive Plan (the “Omnibus Plan”) on the closing date of the Company’s initial public offering (the “IPO Closing Date”), subject to the terms and conditions of the Omnibus Plan and the RSU award agreement and continued service by the Advisor through the IPO Closing Date, which award agreement shall specify that the RSUs shall be fully vested January 2, 2026, subject to the Advisor’s continued service pursuant to this Agreement through such date.

(b) Additional Fees. In exchange for the Services, the Company shall pay to the Advisor a monthly retainer fee of $20,833 and an annual bonus to be determined at the discretion of the CEO of the Company (the “Advisory Fee”) during the Term (as defined below). The discretionary bonus component of the Annual Fee shall be determined annually.

(c) Expense Reimbursement. The Company will reimburse The Advisor for all reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by the Advisor in connection with the performance of the Advisor’s duties hereunder in accordance with the Company’s expense reimbursement policy, it being understood that travel expense reimbursement and other business expense reimbursement shall be provided in a manner consistent with the Company’s practices as in effect prior to the Effective Date. In order that the Company reimburse the Advisor for such allowable expenses, the Advisor shall furnish to the Company, in a timely fashion, the appropriate documentation required under the Company’s reimbursement policy and such other documentation as the Company may reasonably request from time to time. The company will issue the advisor a BETA credit card, the advisor will be responsible for submitting reports and documentation.

(d) Board Service Fees. For the avoidance of doubt, the consideration provided under this Section 2 shall be in addition to any consideration that the Advisor may be entitled to in respect of his services as a member of the Board, as may be provided under the Beta Technologies, Inc. Non-Employee Director Compensation Policy, as may be amended from time to time.

3. Term. The Advisor’s Services under this Agreement shall commence on the Effective Date and end on the first anniversary thereof unless otherwise extended by a written agreement signed by both parties, or earlier terminated pursuant to this Section 3 (the period of time during which the Advisor is retained pursuant to this Agreement, the “Term”). Notwithstanding the foregoing, either party may terminate the Term for any reason upon fifteen (15) days’ written notice to the other party of such termination, provided, that, the Term may be terminated immediately in the event of a material violation or breach by the other party of this Agreement. Upon termination of the Term, the Advisor shall not be entitled to any payment or benefit other than payment of the Advisory Fee through the end of the Term.

4. Confidentiality; Nondisparagement.

(a) During the course of the Term, the Advisor will have access to Confidential Information. For purposes of this Agreement, “Confidential Information” means all data, information, ideas, concepts, discoveries, trade secrets, inventions (whether or not patentable or reduced to practice), innovations, improvements, know-how, developments, techniques, methods, processes, treatments, drawings, sketches, specifications, designs, patterns, models, plans and strategies, and all other confidential or proprietary information or trade secrets in any form or medium (whether merely remembered or embodied in a tangible or intangible form or medium) whether now or hereafter existing, relating to or arising from the past, current or potential business, activities and/or operations of the Company or any of its affiliates, including, without limitation, any such information relating to or concerning finances, sales, marketing, advertising, transition, promotions, pricing, personnel, customers, suppliers, vendors, partners and/or competitors. Subject to Section 4(b) and 6(f), the Advisor agrees that the Advisor will not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of the Advisor’s assigned duties and for the benefit of the Company, either during the Term or at any time thereafter, any Confidential Information or other confidential or proprietary information received from third parties subject to a duty on the Company’s and its subsidiaries’ and affiliates’ part to maintain the confidentiality of such information, and to use such information only for certain limited purposes, in each case, which is obtained by the Advisor during the Term or otherwise during the engagement by the Company (or any predecessor). The foregoing will not apply to information that (i) was known to the public before its disclosure to the Advisor; (ii) becomes generally known to the public subsequent to disclosure to the Advisor through no wrongful act of the Advisor or any representative of the Advisor; or (iii) the Advisor is required to disclose by applicable law, regulation or legal process. Subject to Section 4(b) and 6(f), the terms of this Agreement will remain strictly confidential, and the Advisor hereby agrees not to disclose the terms hereof to any person or entity other than immediate family members, legal advisors, personal tax or financial advisors, or prospective future employers, solely for the purpose of disclosing the limitations on the Advisor’s conduct imposed by the provisions of this Section 4, who, in each case, agree to keep such information confidential, or as required by applicable law, regulation or legal process.

(b) Notwithstanding anything to the contrary contained herein, no provision of this Agreement or any other agreement or Company policy will be interpreted so as to impede the Advisor (or any other individual) from (i) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Agreement, or as required by law or legal process, including with respect to possible violations of law, (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency, legislative body or any self-regulatory organization, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General, (iii) seeking or accepting any U.S. Securities and Exchange Commission awards or other relief in connection with protected whistleblower activity, or (iv) making other disclosures under the whistleblower provisions of federal law or regulation. In addition, nothing in this Agreement or any other agreement or Company policy prohibits or restricts the Advisor from (i) initiating communications with, or responding to any inquiry from, any administrative, governmental, regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation, (ii) disclosing or discussing discrimination (including harassment occurring between employees or between an employer and an employee) in the workplace, at work-related events coordinated by or through the Company, or off the employment premises, (iii) opposing, disclosing, reporting, or participating in an investigation of sexual harassment, or (iv) speaking with law enforcement, the Equal Employment Opportunity Commission, the state division of human rights, a local commission on human rights or an attorney retained by the Advisor. The Advisor does not need the prior authorization of the Company to make any such reports or disclosures and the Advisor will not be required to notify the Company that such reports or disclosures have been made.

(c) Subject to Section 4(b) and 6(f), the Advisor agrees not to make negative comments or otherwise disparage the Company or its affiliates, or their officers, directors, employees, shareholders, agents, businesses, services, investments or products other than in the good faith performance of the Advisor’s duties to the Company. Around the time of the termination of the Term, the Company agrees to instruct its officers and directors, while employed or providing services to the Company, not to disparage the Advisor. The foregoing will not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).

5. Independent Contractor. The Advisor is providing the Services as an independent contractor. The Advisor shall be responsible for the payment of all taxes relating to fees or other amounts received under this Agreement and the Company shall not be obligated to withhold any amounts from any fees or other amounts paid under this Agreement and the Company will not be liable for any such taxes or the failure of the Advisor to comply with any applicable tax laws. The Advisor shall ensure that the Advisor shall not act or hold himself out as an agent or employee of the Company or its affiliates. The Advisor shall have no right or authority, express or implied, to act on behalf of, assume, or create any obligation or responsibility, or otherwise bind, the Company in any way. The Advisor shall not be eligible to receive any fees, compensation or benefits in connection with the Services other than as expressly set forth herein. The Advisor will not be eligible to participate in any benefit plans or programs that the Company offers to any employees, including medical/dental/vision insurance, prescription drug insurance coverage, life insurance, disability insurance, accident insurance, paid time off, pension, retirement, social security, savings, 401K, unemployment, or workers’ compensation.

6. Inventions.

(a) The Advisor acknowledges and agrees that all ideas, methods, inventions, discoveries, improvements, work products, developments, software, know-how, processes, techniques, works of authorship and other work product, whether patentable or unpatentable, (A) that are reduced to practice, created, invented, designed, developed, contributed to, or improved with the use of any Company resources and/or within the scope of the Advisor’s duties to the Company or that relate to the business, operations or actual or demonstrably anticipated research or development of the Company, and that are made or conceived by the Advisor, solely or jointly with others, during the Term; or (B) suggested by any work that performs in connection with the Company, either while performing the Advisor’s duties with the Company or on the Advisor’s own time, will belong exclusively to the Company (or its designee), whether or not patent or other applications for Intellectual Property protection are filed thereon (the “Inventions”). The Advisor will keep full and complete written records (the “Records”), in the manner prescribed by the Company, of all Inventions, and will promptly disclose all Inventions completely and in writing to the Company. The Records are the sole and exclusive property of the Company, and the Advisor will surrender them upon termination of the Term, or upon the Company’s request. The Advisor irrevocably conveys, transfers and assigns to the Company the Inventions and all Intellectual Property related thereto or that may issue thereon in any and all countries, whether during or subsequent to the Term, together with the right to file, in the Advisor’s name or in the name of the Company (or its designee), applications for Intellectual Property (the “Applications”). The Advisor will, at any time during and subsequent to the Term, make such applications, sign such papers, take all rightful oaths, and perform all other acts as may be requested from time to time by the Company to perfect, record, enforce, protect, patent or register the Company’s rights in the Inventions and all Intellectual Property related thereto, all without additional compensation to the Advisor from the Company. The Advisor will also execute assignments to the Company (or its designee) of the Applications, and give the Company and its attorneys all reasonable assistance (including the giving of testimony) to obtain the Inventions for the Company’s benefit. “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) patents, patent applications and patent disclosures and improvements thereto together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions, and reexaminations thereof; (ii) trademarks, service marks, brand names, certification marks, trade dress, trade names, slogans, product designations, logos, and corporate names, and any other indicia of source or origin (including “look and feel”), together with all translations, adaptations, derivations, abbreviations, acronyms, and combinations thereof, all applications, registrations, and renewals in connection therewith, and all goodwill associated with each of the foregoing; (iii) copyrights and works of authorship, moral rights and all applications, registrations and renewals in connection therewith, and including sui generis rights in databases; (iv) trade secrets; (v) usernames, keywords, tags, and other social media identifiers and accounts (including for all third-party social media sites) and Internet domain names; (vi) all other intellectual property or proprietary rights; and (vii) any other registrations and applications for registrations of, or rights with respect to, any item referenced in any of the foregoing clauses (i) through (vi).

(b) In addition, the Inventions and all Intellectual Property related thereto are deemed Work for Hire, as such term is defined under the copyright laws of the United States, on behalf of the Company, and the Advisor agrees that the Company is the sole owner of the Inventions and all Intellectual Property related thereto and all underlying rights therein, in all media now known or hereinafter devised, throughout the universe and in perpetuity without any further obligations to the Advisor. If the Inventions or Intellectual Property related thereto, or any portion thereof, are deemed not to be Work for Hire, or the rights in such Inventions or Intellectual Property related thereto do not otherwise automatically vest in the Company, the Advisor hereby irrevocably conveys, transfers and assigns to the Company all rights, in all media now known or hereinafter devised, throughout the universe and in perpetuity, in and to the Inventions and such Intellectual Property, including, without limitation, all of the Advisor’s right, title and interest in the copyrights (and all renewals, revivals and extensions thereof) to the Inventions, including, without limitation, all rights of any kind or any nature now or hereafter recognized, including, without limitation, the unrestricted right to make modifications, adaptations and revisions to the Inventions and all Intellectual Property related thereto, to exploit and allow others to exploit the Inventions and all Intellectual Property related thereto and all rights to sue at law or in equity for any infringement, or other unauthorized use or conduct in derogation of the Inventions and all Intellectual Property related thereto, known or unknown, before the date hereof, including, without limitation, the right to receive all proceeds and damages therefrom. In addition, the Advisor hereby waives any so-called “moral rights” with respect to the Inventions and all Intellectual Property related thereto. To the extent that the Advisor has any rights in the results and proceeds of the Advisor’s Services to the Company that cannot be assigned in the manner described herein, the Advisor agrees to unconditionally waive the enforcement of such rights. The Advisor hereby waives any and all currently existing and future monetary rights in and to the Inventions and all Intellectual Property related thereto and all patents and other registrations for Intellectual Property that may issue thereon, including, without limitation, any rights that would otherwise accrue to the Advisor’s benefit by virtue of the Advisor being an independent contractor of or other service provider to the Company.

(c) Notwithstanding anything to the contrary contained in the Agreement, Inventions will not include any invention developed entirely on the Advisor’s own time without using any equipment, supplies, facilities, or trade secrets of the Company or any of its subsidiaries, unless such invention (A) relates at the time of conception or reduction to practice to the business of the Company or any of its subsidiaries or any actual or demonstrably anticipated research or development of the Company or any of its subsidiaries; or (B) results from any work performed by the Advisor for the Company or any of its subsidiaries.

(d) The Advisor irrevocably conveys, transfers and assigns to the Company any Inventions and Intellectual Property, if any, patented or unpatented, which the Advisor has, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to date of this Agreement and that relate to the business of the Company or any of its subsidiaries or any actual or demonstrably anticipated research or development of the Company or any of its subsidiaries (“Assigned Prior IP”). The Advisor will, at any time during and subsequent to the Term, make such applications, sign such papers, take all rightful oaths, and perform all other acts as may be requested from time to time by the Company to perfect, record, enforce, protect, patent or register the Company’s rights in the Assigned Prior IP, all without additional compensation to the Advisor from the Company. The Advisor will also execute assignments to the Company (or its designee) of the Assigned Prior IP, and give the Company and its attorneys all reasonable assistance (including the giving of testimony) to obtain the Assigned Prior IP for the Company’s benefit.

(e) All Intellectual Property that the Advisor has, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the date of this Agreement that does not constitute Assigned Prior IP (“Background IP”) is excluded from the scope of this Agreement. If, in the course of the Term, the Advisor incorporates any Background IP into any product, process, software, machine, Invention, or Confidential Information, or otherwise utilizes or exploits in connection with the Advisor’s Services any Background IP, the Advisor hereby grants and shall grant to the Company a nonexclusive, fully paid-up, royalty-free, irrevocable, perpetual, transferable, worldwide license (with rights to sublicense through one or multiple tiers of sublicenses) in, to, and under such Background IP, including to make, have made, import, use, sell, and offer to sell any product or service and to use, copy, display, perform, modify, make derivative works of, distribute, or other exploit such Background IP. Notwithstanding the foregoing, the Advisor agrees that the Advisor will not incorporate, or permit to be incorporated any Background IP in any product, process, software, machine, Invention, or Confidential Information, or otherwise utilize or exploit in connection with the Advisor’s Services any Background IP, in each case without the Company’s prior written consent.

(f) 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that—(A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties to this Agreement have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

7. Return of Company Property. Upon termination of the Term for any reason (or at any time prior thereto at the Company’s request), the Advisor will promptly return all property belonging to the Company or its affiliates (including, but not limited to, all Confidential Information and any Company-provided laptops, computers, cell phones, or other equipment, documents and other property belonging to the Company).

8. Noncompetition. The Advisor acknowledges that (i) the Advisor performs services of a unique nature for the Company that are irreplaceable and that the Advisor’s performance of such services to a competing business will result in irreparable harm to the Company and its subsidiaries; (ii) the Advisor has had and will continue to have access to Confidential Information, which, if disclosed, would unfairly and inappropriately assist in competition against the Company and its subsidiaries; (iii) in the course of employment or engagement by a competitor, the Advisor would inevitably use or disclose such Confidential Information; (iv) the Company and its subsidiaries have substantial relationships with their customers and the Advisor has had and will continue to have access to these customers; (v) the Advisor has received and will receive specialized training from the Company and its affiliates; and (vi) the Advisor has generated and will continue to generate goodwill for the Company and its subsidiaries in the course of the engagement. Accordingly, during the Term and for a period of six (6) months thereafter (the “Restricted Period”), the Advisor agrees that the Advisor will not, and will not prepare to, directly or indirectly, own, manage, operate, control, lend one’s name or assistance to, be employed or engaged by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in or preparing to engage in competition with the Company or any of its subsidiaries or in any other material business in which the Company or any of its subsidiaries is engaged or in which they have planned to be engaged in any state, county, municipality, city, or other locale of the United States or any other country or jurisdiction in which the Company or any subsidiary conducts or has material plans to conduct business in each case, during the Term. Notwithstanding the foregoing, nothing herein prohibits the Advisor from being a passive owner of not more than 1% of the equity securities of a publicly traded corporation engaged in a business that is in competition with the Company or any of its subsidiaries or affiliates, so long as the Advisor has no active participation in the business of such corporation.

9. Nonsolicitation; Noninterference.

(a) During the Restricted Period, the Advisor agrees that the Advisor will not, except in the furtherance of the Advisor’s duties hereunder, use any Confidential Information or Company trade secrets to directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, solicit, aid or induce any customer of the Company or any of its subsidiaries with whom the Advisor had business contact during the Term or about whom the Advisor obtained Confidential Information to purchase goods or services then sold by the Company or any of its subsidiaries from another person, firm, corporation or other entity or assist or aid any other persons or entity in identifying or soliciting any such customer.

(b) During the Restricted Period, the Advisor agrees that the Advisor will not, except in the furtherance of the Advisor’s duties hereunder, use any Confidential Information or Company trade secrets to directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, (A) solicit, aid or induce any employee, individual service provider, representative or agent of the Company or any of its subsidiaries or affiliates to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company or hire or retain any such employee, representative or agent, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee, individual service provider, representative or agent; or (B) interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company or any of its subsidiaries and any of their respective vendors, joint venturers, licensors or business relations. An employee, representative or agent is deemed covered by this Section 9(b) while so employed or retained and for a period of six (6) months thereafter.

(c) Notwithstanding the foregoing, the provisions of this Section 9(c) will not be violated by (A) general advertising or solicitation not specifically targeted at Company-related persons or entities or (B) the Advisor serving as a reference, upon request, for any employee of the Company or any of its subsidiaries so long as such reference is not for an entity that is employing or retaining the Advisor.

10. Cooperation. During and after the Term, the Advisor shall provide reasonable cooperation in connection with any actual or threatened litigation, inquiry, review, investigation, process, or other matter, action, or proceeding, that relates to events occurring during the Advisor’s engagement by the Company.

11. Equitable Relief and Other Remedies. The Advisor agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Section 6, 7, 8, 9 or 10 would be inadequate, and in recognition of this fact, the Advisor agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond or other security or providing monetary damages, is entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available, without the necessity of showing actual monetary damages.

12. Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, sent by reputable overnight courier service, mailed by first class mail, return receipt requested, or, for Advisor only, electronic mail (with hard copy to follow by regular mail) to the recipient at the address below indicated:

If to the Company

Physical:	BETA Technologies, Inc.
1150 Airport Drive
Email:	[***]
Attention:	Chief Legal Officer

If to the Advisor:	To the last address in the Company’s records

or such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered, sent or mailed.

13. Arbitration. The Advisor voluntarily agrees (and not as a condition of the Advisor’s engagement by the Company) that any controversy between the Advisor and the Company involving the construction or application of any of the terms, covenants, or conditions of this Agreement or the Advisor’s Services hereunder or the termination of such Services shall be subject to arbitration to be held in Vermont in accordance with the Employment Arbitration Rules and Procedures (“JAMS Rules”) of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) then in effect. A copy of the current version of the JAMS Rules will be made available to the Advisor upon request. The JAMS Rules may be amended from time to time and are also available online at https://www.jamsadr.com/rules-employment-arbitration. The dispute will be decided by a single neutral arbitrator to be mutually agreed upon by the parties from JAMS’ panel of arbitrators. All controversies covered by this Section 13 shall be arbitrated on an individual basis, and each party hereto hereby foregoes and waives any right to arbitrate any such controversy as a class action or collective action or on a consolidated basis or in a representative capacity on behalf of other persons or entities who are claimed to be similarly situated, or to participate as a class member in such a proceeding. The arbitrator may grant injunctions or other relief in the dispute or controversy. The decision of the arbitrator shall be made in writing and will be final, conclusive and binding on the parties to the arbitration. The prevailing party in the arbitration proceeding shall be entitled to recover reasonable costs, including attorney’s fees, as allowed by law and determined by the arbitrator, although the Company will pay for all arbitration fees other than the initial filing fee, which will equal the amount for the filing had a complaint been filed in court. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The parties hereto waive, to the fullest extent permitted by law, any rights to appeal to, or to seek review of such award by, any court. This provision is governed by the Federal Arbitration Act. For the avoidance of doubt and notwithstanding anything in this Section 13 to the contrary, in accordance with Section 11, the Company shall be entitled to injunctive relief from any court of competent jurisdiction related to any violation or claimed violation of the restrictions and obligations in respect of any of the restrictive covenants in Section 6, 7, 8, 9 or 10 or otherwise as set forth in this Agreement. Nothing in this Section 13 precludes the Advisor from filing a charge or complaint with a federal, state or other governmental administrative agency.

14. Applicable Law; Choice of Venue and Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced exclusively in accordance with, the laws of the State of Vermont, including its statutes of limitations.

(b) For purposes of resolving any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Vermont and further agree that any related litigation will be conducted solely in the courts of Vermont or the federal courts for the United States for the District of Vermont, where this Agreement is made and/or to be performed, and no other courts.

(c) Each party may be served with process in any manner permitted under Vermont law, or by United States registered or certified mail, return receipt requested.

(d) BY EXECUTION OF THIS AGREEMENT, THE PARTIES ARE WAIVING ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED ON THIS AGREEMENT.

15. Miscellaneous.

(a) Amendments. This Agreement may not be modified, amended or revised except by a writing signed by the parties hereto. The failure by any party to exercise any right, remedy or election herein contained or permitted by law shall not constitute or be construed as an amendment of this Agreement or a waiver or relinquishment for the future exercise of such right, remedy or election.

(b) Assignment. The Advisor shall not assign its rights or obligations under this Agreement without the express written consent of the Company. The Company may assign its rights and obligations under this Agreement.

(c) Entire Agreement. This Agreement (i) contains the complete and entire understanding and agreement between the Advisor and the Company with respect to the subject matter hereof, (ii) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of the Advisor in connection with the subject matter hereof and (iii) is not intended to confer upon any other person or entity any rights or remedies hereunder.

(d) Further Assurances. The Advisor agrees to take such further action and to deliver or cause to be delivered any additional agreements or instruments as the Company may reasonably request for the purpose of carrying out this Agreement and the agreements and transactions contemplated hereby.

(e) Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(f) Counterparts; Electronic Signature. This Agreement may be signed in counterparts, by .pdf and electronic signatures, and by signatures delivered electronically, each of which will be deemed an original and all of which together will constitute one instrument. This Agreement may be executed by DocuSign or similar electronic means.

(g) Compliance. The Advisor will be required to comply with applicable laws and the Company’s compliance and other applicable policies and procedures as may be in effect from time to time.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

BETA TECHNOLIGIES, INC.

By:	/s/ Kyle Clark
Name:	Kyle Clark
Title:	Chief Executive Officer

ADVISOR

/s/ John Slattery
John Slattery

[Signature Page to Advisory Services Agreement]

ANNEX A

Services:

•	Engage in efforts and leverage contacts to drive major, high-quality sales

•	Establish a commercial advisory board and serve as the chair thereof

Annex A to Advisory Services Agreement